UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2021

Clearway Energy LLC

(Exact name of registrant as specified in its charter)

Delaware	333-203369	32-0407370
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Carnegie Center, Suite 300, Princeton, New Jersey 08540

(Address of principal executive offices, including zip code)

(609) 608-1525

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 9, 2021, Clearway Energy Operating LLC (“Clearway Operating”), a subsidiary of Clearway Energy LLC, completed the sale of $925 million aggregate principal amount of 3.750% senior notes due 2031 (the “Senior Notes”) pursuant to the terms of the purchase agreement, dated March 2, 2021 (the “Purchase Agreement”), among Clearway Operating, the guarantors named therein and the initial purchasers named therein (the “Initial Purchasers”).  The Senior Notes were issued under an Indenture, dated March 9, 2021 (the “Indenture”), among Clearway Operating, the guarantors named therein and Delaware Trust Company, as trustee (the “Trustee”).  The Indenture and the form of Senior Note, which is attached as an exhibit to the Indenture, provide, among other things, that the Senior Notes will be senior unsecured obligations of Clearway Operating.  Interest is payable on the Senior Notes on February 15 and August 15 of each year beginning on August 15, 2021 until their maturity date of February 15, 2031.

At any time prior to February 15, 2024, Clearway Operating may redeem up to 40% of the Senior Notes at a redemption price of 103.750% of the principal amount of the Senior Notes redeemed, plus accrued and unpaid interest to the redemption date, in an amount equal to the net cash proceeds of one or more equity offerings, so long as the redemption occurs within 180 days of completing such equity offering and at least 50% of the aggregate principal amount of the Senior Notes remains outstanding after such redemption.

In addition, at any time prior to February 15, 2026, Clearway Operating may redeem all or a portion of the Senior Notes for cash at a redemption price equal to 100% of the principal amount of the Senior Notes redeemed, plus an applicable make-whole premium and accrued and unpaid interest to the redemption date.  On and after February 15, 2026, Clearway Operating may redeem all or a portion of the Senior Notes at redemption prices set forth in the Indenture, plus accrued and unpaid interest to the redemption date.

The terms of the Indenture, among other things, limit the ability of Clearway Operating and certain of its subsidiaries to create liens on assets and consolidate, merge or transfer all or substantially all of its assets and the assets of its subsidiaries.

The Indenture provides for customary events of default, which include (subject in certain cases to customary grace and cure periods), among others: nonpayment of principal or interest; breach of other agreements in the indentures; defaults in failure to pay certain other indebtedness; the rendering of judgments to pay certain amounts of money against Clearway Operating and its subsidiaries; the failure of certain guarantees to be enforceable; and certain events of bankruptcy or insolvency.  Generally, if an event of default occurs and is not cured within the time periods specified, the Trustee or the holders of at least 30% in principal amount of the then outstanding series of Senior Notes may declare all the Senior Notes of such series to be due and payable immediately.

The Senior Notes were sold to the Initial Purchasers for resale to persons reasonably believed to be qualified institutional buyers under Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”), and to persons outside the United States under Regulation S of the Securities Act.  The Senior Notes were issued in a transaction exempt from registration under the Securities Act or any state securities laws. Therefore, Senior Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws.  This Current Report on Form 8-K and the Exhibits hereto do not constitute an offer to sell any securities or a solicitation of an offer to purchase any securities.

The foregoing descriptions do not purport to be complete and are qualified by reference to the Indenture and the form of Senior Note, which are filed as exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant.

The disclosures under Item 1.01 of this Current Report on Form 8-K relating to the Indenture and the form of Senior Note are also responsive to Item 2.03 of this report and are incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits

(d)          Exhibits

Exhibit No.	Document

4.1	Indenture, dated March 9, 2021, among Clearway Energy Operating LLC, the guarantors named therein and Delaware Trust Company, as trustee.

4.2	Form of 3.750% Senior Notes due 2031 (incorporated by reference to Exhibit 4.1 filed herewith).

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clearway Energy LLC

	By:	/s/ Kevin P. Malcarney
Kevin P. Malcarney
General Counsel and Corporate Secretary

Dated: March 9, 2021